UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12278 Scripps Summit Dr. San Diego, CA	92131
(Address of principal executive offices)	(Zip Code)

(858) 875-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FATE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

A&R Indemnification Agreement

On August 26, 2024, the Board of Directors of Fate Therapeutics, Inc. (the “Company”) approved an amended and restated form of director and officer indemnification agreement (the “A&R Form of Indemnification Agreement”) to be entered into by the Company and each of its current directors and officers (which form the Company expects to enter into with future directors and officers) (each, an “Indemnitee” and, collectively, the “Indemnitees”) in accordance with the General Corporation Law of the State of Delaware. The A&R Form of Indemnification Agreement will supersede and replace the previously adopted form of indemnification agreement.

The A&R Form of Indemnification Agreement incorporates the following changes, among others, to the previously adopted form of agreement used by the Company: revised the “change of control” provision to provide additional specificity around changes in board composition that constitute a change of control; revised to cover the expenses of Indemnitee’s separate counsel in the event of a change of control; amended the advancement of defense expenses to which an Indemnitee is entitled to include the availability of insurance coverage and the Indemnitee’s undertaking requirements; clarified that an Indemnitee’s entitlement to indemnification is irrespective of the Indemnitee’s entitlement to and availability of insurance coverage, including related advancements, payments and reimbursements; included an express presumption of good faith on the part of an Indemnitee, which anyone seeking to overcome shall have the burden of proof and persuasion to overcome; updated the Company’s address for notice and certain notice-related provisions; and included the ability for the Indemnitee to seek specific performance of the A&R Form of Indemnification Agreement without needing to demonstrate irreparable harm.

The foregoing summary and description of the provisions of the A&R Form of Indemnification Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the A&R Form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2024, each of the Company’s current directors and officers entered into an A&R Form of Indemnification Agreement with the Company. The information regarding the A&R Form of Indemnification Agreement set forth in Item 1.01 above is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Form of Indemnification Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2024	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer